Exhibit 99.1

                   VSB Bancorp, Inc. Announces Succession Plan

Staten Island, New York, June 13, 2006 - VSB Bancorp, Inc. (the "Company") announced today that the Board of Directors had approved a management succession plan. Merton "Mert" Corn, who has been President and CEO of the Company's subsidiary, Victory State Bank, since it opened for business in November 1997, and President and CEO of the Company since it was formed in 2003, will be retiring at the end of 2007. The Board anticipates that Raffaele "Ralph" Branca, the Company's and the Bank's Executive Vice President, Chief Financial Officer and Chief Operating Officer for the past nine years, will be elected President and CEO of both the Company and Victory State Bank.

Joseph J. LiBassi, chairman of the Board of Directors, said, "We are pleased that Mert Corn has been at the helm to lead us through the first nine years of our existence. We look forward to his continued leadership for the next 18 months. Ralph is one of our founding directors and has more than 24 years of experience in many crucial disciplines that are the foundation of a good banking business, particularly in matters of finance, investment, lending, information technology and bank operations. Our Board of Directors has decided to adopt and announce the succession plan at this time in order to provide for a gradual and smooth management transition. We do not expect a change in our business strategy of seeking growth in our local market, and we look forward to Ralph's future leadership."

Speaking from his office at the Amboy Road headquarters of Victory State Bank, Mert Corn said, "I have worked in banking on Staten Island for 30 years. Retirement is always a bitter/sweet event, but I am honored to have been able to serve our local community for so long. As I travel around the borough, and I see the residential and commercial projects I have had a hand in financing over the years, I am gratified to have been a significant part of Staten Island's growth and development. At Victory State Bank, it has been a pleasure to have worked these last years with such a dedicated, hard working Board of Directors and management team. We have succeeded in combining the highest possible level of service to our community with a fourfold increase in shareholder value. We are one of only two independent banks left on Staten Island, and we continue to believe that there is an important role for community banking here."

Ralph Branca, commenting on the Board's action, said, "It is an honor to have been chosen by this Board of Directors to assume the roles of President and CEO. I look forward to assuming the positions of President and CEO with great anticipation. I have worked closely with Mert Corn throughout his tenure, and I have learned a lot from his experienced leadership. I will carry those lessons with me as we take Victory State Bank into the future, continuing our role as a leader in community bank on Staten Island and continuing to work to build shareholder value."

The company will be undertaking a search for a person to fill Mr. Branca's slot when he assumes the President and CEO positions.

Mr. Branca is a graduate of Stuyvesant High School, has a Bachelor of Science in Physics from the City College of New York and a Masters of Business Administration in Finance and Investments from Bernard Baruch College. Mr. Branca has also completed studies with the Graduate School of Banking at Fairfield University, the ABA's Stonier Graduate School of Banking and the National School of Consumer Credit at the University of Oklahoma. Prior to helping to form Victory State Bank in 1996, he was a Vice President of Finance and Investments at River Bank America, where he was recruited by River Bank's president to help wind up the affairs of River Bank. Prior to 1995, Mr. Branca was the Vice President of Finance and Investments at Hamilton Bancorp, Inc., where he was responsible for the Bank's conversion to a public company, finance, investments, regulatory reporting, loan servicing, the introduction of ATMs and a credit card program. He also served as Hamilton's controller, secondary marketing officer and consumer loan officer. He is currently the Treasurer/Trustee of the Staten Island Institute of Arts and Sciences and is a trustee and the Audit Committee Chair of the Seaman's Society for Children and Families. He lives in the Annadale section of Staten Island with his wife Dawn Marie.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions, and by discussions in the future tense.

The Company's ability to predict future events, future results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the future plans, strategies, operations and prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in the personal circumstances of officers of the Company, as well as changes in economic and financial matters such as: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.